Exhibit 2.4

Master Separation Agreement

between

LSI Logic Corporation

and

LSI Logic Storage Systems, Inc.

December 31, 2003

ARTICLE V DEFINITIONS		14

5.1	AAA	14
5.2	Affiliated Company	14
5.3	Ancillary Agreements	14
5.4	Assets	14
5.5	Confidential Information	14
5.6	Disclosing Party	14
5.7	Dispute	14
5.8	Dispute Resolution Commencement Date	14
5.9	Exchange Act	14
5.10	Governmental Approvals	14
5.11	Governmental Authority	14
5.12	Information	15
5.13	Liabilities	15
5.14	LSI Logic Group	15
5.15	LSI Logic’s Auditors	15
5.16	Non-US Plan	15
5.17	Person	15
5.18	Receiving Party	15
5.19	Residual Information	15
5.20	Sarbanes-Oxley Act	15
5.21	Separation	15
5.22	Separation Date	15
5.23	SSI Assets	15
5.24	SSI Group	15
5.25	SSI’s Auditors	16
5.26	Subsidiary	16
5.27	WSGR	18

EXHIBITS

Exhibit A	General Assignment and Assumption Agreement

Exhibit B	Intellectual Property Agreement

Exhibit C	Employee Matters Agreement

Exhibit D	Indemnification and Insurance Matters Agreement

Exhibit E	Tax Sharing Agreement

Exhibit F	Transition Services Agreement

Exhibit G	Real Estate Matters Agreement

Exhibit H	Investor Rights Agreement

Exhibit I	Reorganization of Operations Outside the United States (Non-US Plan)

MASTER SEPARATION AGREEMENT

          This Master Separation Agreement (this “Agreement”) is entered into as of December 31, 2003 between LSI Logic Corporation, a Delaware corporation (“LSI Logic”), and LSI Logic Storage Systems, Inc., a Delaware corporation (“SSI”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article V hereof.

RECITALS

          1.           LSI Logic currently owns all of the issued and outstanding capital stock of SSI.

          2.           Heretofore, LSI Logic and SSI have conducted their businesses separately.

          3.           LSI Logic and SSI now desire to enter into certain agreements to delineate and clarify their relationship and to further separate the businesses conducted by LSI Logic and SSI (the “Separation”).

          4.           The parties intend in this Agreement, including the exhibits and schedules hereto, to set forth the principal arrangements between them regarding the Separation.

          NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I

SEPARATION

          1.1          Separation Date.  Unless otherwise provided in this Agreement or any Ancillary Agreement, or in any exhibit or schedule hereto or thereto, the effective time and date of the allocation of Assets and Liabilities (and if necessary, the contribution of Assets and assumption of Liabilities) in connection with the Separation shall be 12:01 a.m., Pacific Time, December 31, 2003 (the “Separation Date”).

          1.2                Closing of Transactions.  Unless otherwise provided herein or agreed by the parties, the closing of the transactions contemplated in Article II shall occur upon the exchange and delivery of the items required to be delivered pursuant to Section 2.1 and Section 2.2.  The closing shall occur at the offices of Wilson Sonsini Goodrich & Rosati (“WSGR”), 650 Page Mill Road, Palo Alto, California 94304.

ARTICLE II

DOCUMENTS AND ITEMS TO BE DELIVERED ON AND AFTER THE SEPARATION DATE

          2.1          Documents to Be Delivered by LSI Logic on the Separation Date.  On the Separation Date, unless otherwise agreed by the parties, LSI Logic shall deliver (and if necessary, shall cause its appropriate Subsidiaries to deliver) to SSI all of the following items and agreements:

                         (a)          A duly executed General Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A;

                         (b)          A duly executed Intellectual Property Agreement substantially in the form attached hereto as Exhibit B;

                         (c)          A duly executed Employee Matters Agreement substantially in the form attached hereto as Exhibit C;

                         (d)          A duly executed Indemnification and Insurance Matters Agreement substantially in the form attached hereto as Exhibit D;

                         (e)          To the extent deemed appropriate by LSI Logic, the resignation as an officer and/or director of LSI Logic of each person who is an officer or director of LSI Logic or its Subsidiaries immediately prior to the Separation Date if such person will be an employee of SSI immediately after the Separation Date; and

                         (f)          Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

          2.2          Documents to Be Delivered by SSI on the Separation Date.  On the Separation Date, unless otherwise agreed by the parties, SSI shall deliver (and if necessary, shall cause its appropriate Subsidiaries to deliver) to LSI Logic all of the following:

                         (a)          With respect to any item or agreement referred to in Section 2.1 to which SSI is a party, a duly executed counterpart of such item or agreement; and

                         (b)          To the extent requested by LSI Logic, the resignation as an officer and/or director of SSI of each person who is an officer or director of SSI immediately prior to the Separation Date if such person will be an employee of LSI Logic immediately after the Separation Date.

          2.3          Documents to Be Delivered by LSI Logic after the Separation Date.  As soon as practicable after the Separation Date, LSI Logic shall deliver (and if necessary, shall cause its appropriate Subsidiaries to deliver) to SSI all of the following items and agreements:

                         (a)          A duly executed Tax Sharing Agreement, which shall be attached hereto as Exhibit E at the time of delivery.

                         (b)          A duly executed Transition Services Agreement, which shall be attached hereto as Exhibit F at the time of delivery;

                         (c)          A duly executed Real Estate Matters Agreement, which shall be attached hereto as Exhibit G at the time of delivery;

                         (d)          A duly executed Investor Rights Agreement, which shall be attached hereto as Exhibit H at the time of delivery;

                         (e)          A plan of Reorganization of Operations Outside the United States (the “Non-US Plan”), which shall be attached hereto as Exhibit I at the time of delivery; and

                         (f)          Such additional agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

          2.4          Documents to Be Delivered by SSI after the Separation Date.  As soon as practicable after the Separation Date, SSI shall deliver (and if necessary, shall cause its appropriate Subsidiaries to deliver) to LSI Logic all of the following:

                         (a)          With respect to any item or agreement referred to in Section 2.3 to which SSI is a party, a duly executed counterpart of such item or agreement.

ARTICLE III

REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER MATTERS

          3.1          Other Agreements.  In addition to the Ancillary Agreements, LSI Logic and SSI agree to execute or cause to be executed by the appropriate parties and deliver such other agreements, instruments and documents as may be necessary or desirable to effect the purposes of this Agreement and the Ancillary Agreements.

          3.2          Further Instruments.

                         (a)          At the request of SSI, and without further consideration, LSI Logic shall execute and deliver, and shall cause its applicable Subsidiaries to execute and deliver, to SSI and its Subsidiaries such other instruments of transfer, conveyance, assignment, substitution and confirmation and take such action as SSI may reasonably deem necessary or desirable to transfer, convey and assign to SSI and its Subsidiaries and confirm SSI’s and its Subsidiaries’ title to all of the Assets contemplated to be transferred to SSI and its Subsidiaries pursuant to this Agreement, the Ancillary Agreements and any documents referred to therein, to put SSI and its Subsidiaries in actual possession and operating control thereof and to permit SSI and its Subsidiaries to exercise all rights with respect thereto as described or contemplated in this Agreement, the Ancillary Agreements and any documents referred to therein (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have been obtained).

                         (b)          At the request of LSI Logic and without further consideration, SSI shall execute and deliver, and shall cause its applicable Subsidiaries to execute and deliver, to LSI Logic and its Subsidiaries all instruments, assumptions, novations, undertakings, substitutions or other documents and to take such other actions as LSI Logic may reasonably deem necessary or desirable to have SSI fully and unconditionally assume and discharge the Liabilities contemplated to be assumed by SSI under this Agreement, the Ancillary Agreements and any document referred to therein and to relieve the LSI Logic Group of any obligation with respect thereto and to evidence the same to third parties.

                         (c)          Neither LSI Logic nor SSI shall be obligated, in connection with the foregoing, to incur expenses other than reasonable out-of-pocket expenses, attorneys’ fees and recording or similar fees.  Furthermore, each party, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable to consummate the transactions contemplated hereby.

          3.3          Agreement for Exchange of Information.

                         (a)          Generally.  Each of LSI Logic and SSI shall provide, or cause to be provided, to each other, as soon as practicable after written request therefor, any Information in the possession or under the control of such party that the requesting party reasonably requests (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding, (iii) to satisfy audit, accounting, regulatory, litigation or other similar requirements, (iv) to comply with its obligations under this Agreement or any Ancillary Agreement or (v) in connection with the ongoing businesses of the requesting party; provided, however, that in the event that either party determines that any such provision of Information could be commercially detrimental to such party, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all commercially reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence and, if such harm or consequence cannot be so avoided, the relevant party shall not be required to provide such Information.

                         (b)          Internal Accounting Controls; Financial Information.  Subject to the other subsections of this Section 3.3 (including but not limited to Section 3.3(d) and Section 3.3(e)), (i) each party shall maintain in effect at its own cost and expense adequate systems and controls (including internal accounting and disclosure controls) for its business to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other obligations, and (ii) each party shall provide, or cause to be provided, to the other party and its Subsidiaries in such form as such requesting party shall reasonably request, all financial and other data and Information, to the extent such Information is existing and reasonably available, as the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.  At the time such Information is requested by a party, the parties shall negotiate in good faith as to the allocation of the cost of providing such Information.  The foregoing obligations shall include, without limitation, the obligations of each party to maintain such internal accounting and disclosure controls as are necessary to enable both parties, and both parties’ directors and officers, to meet their respective certification, disclosure and reporting requirements, without any qualification, limitation or exception whatsoever, under the federal securities laws, rules and regulations, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the laws, rules and regulations promulgated thereunder (including, without limitation, Sections 302, 404 and 906 of such act) and any other applicable laws, rules and regulations.  In addition, each party shall cause its officers and other employees, as appropriate, to furnish such certifications and representations as the other party shall reasonably request in order for such party, and such party’s directors and officers, to meet their respective certification, disclosure and reporting requirements under any applicable laws, rules or regulations and to have reasonable assurances that any certifications, disclosures or reports furnished by such party are accurate and complete in all respects.  The foregoing shall include, without limitation, each party’s obligations imposed by any self-regulatory organization (such as The New York Stock Exchange, Inc., The National Association of Securities Dealers, Inc. and Nasdaq) and under any applicable state laws.

                         (c)          Ownership of Information.  Any Information owned by a party that is provided to a requesting party pursuant to this Section 3.3 shall be deemed to remain the property of the providing party.  Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

                         (d)          Record Retention.  To facilitate the possible exchange of Information pursuant to this Section 3.3 and other provisions of this Agreement after the Separation Date, each party agrees to use its commercially reasonable efforts to retain all Information in its respective possession or control on the Separation Date substantially in accordance with the policies of LSI Logic as in effect on the Separation Date as set forth in LSI Logic’s official records retention policy.  However, except as set forth in the Tax Sharing Agreement, at any time after the Separation Date, each party may amend its respective record retention policies at such party’s discretion so as to diverge from LSI Logic’s policy with respect to the Information; provided, however, that if a party desires to effect the amendment within three (3) years after the Separation Date, the amending party must give thirty (30) days prior written notice of such change in the policy to the other party to this Agreement.  No party shall destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the Separation Date (other than Information that is permitted to be destroyed under the current record retention policies of LSI Logic) and that falls under the categories listed in Section 3.3(a), without first notifying the other party of the proposed destruction and giving the other party the reasonable opportunity to take possession of such Information prior to such destruction.

                         (e)          Limitation of Liability.  Except in the case of gross negligence or willful misconduct by the party providing such Information, no party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Section 3.3 is found to be inaccurate.  No party shall have any liability to the other party if any Information is destroyed or lost, unless such party fails to use commercially reasonable efforts to comply with the provisions of Section 3.3(d).

                         (f)          Production of Witnesses; Records; Cooperation.  After the Separation Date, except in the case of a legal or other proceeding by one party against the other party (which shall be governed by such discovery rules as may be applicable under Section 3.7 or otherwise), each party hereto shall use its commercially reasonable efforts to make available to the other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party and any books, records or other documents within its control, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder.  The requesting party shall bear all costs and expenses in connection therewith.

          3.4          Auditors and Audits; Annual and Quarterly Statements and Accounting.  Each party agrees that, for so long as LSI Logic is required by United States generally accepted accounting principles to consolidate SSI’s results of operations and financial position:

                         (a)          Selection of Auditors.  SSI shall not select a different accounting firm (“SSI’s Auditors”) from that used by LSI Logic to serve as its (and its Subsidiaries’) independent certified public accountants (“LSI Logic’s Auditors”) for purposes of providing an opinion on its consolidated financial statements; provided, however, that SSI’s Auditors may be different from LSI Logic’s Auditors if necessary to comply with applicable laws regarding auditor independence and qualifications (provided, however, that SSI shall not take any actions, and shall use reasonable efforts to cause its directors, officers and employees not to take any actions, that could reasonably be expected to require SSI to engage auditors other than LSI Logic’s Auditors).

                         (b)          Date of Auditors’ Opinion and Quarterly Reviews.  SSI shall use its commercially reasonable efforts to cause SSI’s Auditors to complete their audit such that they will date their opinion on SSI’s audited annual financial statements on the same date that LSI Logic’s Auditors date their opinion on LSI Logic’s audited annual financial statements, and to enable LSI Logic to meet its timetable for the printing, filing and public dissemination of LSI Logic’s annual financial statements.  SSI shall use its reasonable commercial efforts to cause SSI’s Auditors to complete their quarterly review procedures on SSI’s quarterly financial statements on the same date that LSI Logic’s Auditors complete their quarterly review procedures on LSI Logic’s quarterly financial statements.

                         (c)          Annual and Quarterly Financial Statements.  SSI shall promptly provide to LSI Logic all Information that LSI Logic reasonably requests to prepare, print, file, and publicly disseminate LSI Logic’s annual and quarterly financial statements in accordance with LSI Logic’s obligations under the Exchange Act.  Without limiting the generality of the foregoing, SSI shall provide all required financial Information with respect to SSI and its Subsidiaries to SSI’s Auditors in a sufficient and reasonable time and in sufficient detail to permit SSI’s Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to LSI Logic’s Auditors with respect to financial Information to be included or contained in LSI Logic’s annual and quarterly financial statements.  Similarly, LSI Logic shall provide to SSI on a timely basis all financial Information that SSI reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of SSI’s annual and quarterly financial statements.  Without limiting the generality of the foregoing, LSI Logic shall provide all required financial Information with respect to LSI Logic and its Subsidiaries to LSI Logic’s Auditors in a sufficient and reasonable time and in sufficient detail to permit LSI Logic’s Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to SSI’s Auditors with respect to Information to be included or contained in SSI’s annual and quarterly financial statements.  The Information required to be provided by this Section 3.4(c) shall include such back-up or similar certificates signed by the appropriate officers or employees or LSI Logic or SSI, as other party may request, necessary or appropriate to comply with the certifications required by the Sarbanes-Oxley Act and the rules of the Securities and Exchange Commission promulgated thereunder.

                         (d)          Identity of Personnel Performing the Annual Audit and Quarterly Reviews.  SSI shall instruct SSI’s Auditors to make available to LSI Logic’s Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of SSI and work papers related to the annual audits and quarterly reviews of SSI, in all cases within a reasonable time prior to SSI’s Auditors’ opinion date, so that LSI Logic’s Auditors are able to perform the procedures they consider necessary to take responsibility for the work of SSI’s Auditors as it relates to LSI Logic’s Auditors’ report on LSI Logic’s financial statements, all within sufficient time to enable LSI Logic to meet its timetable for the printing, filing and public dissemination of LSI Logic’s annual and quarterly statements in accordance with LSI Logic’s obligations under the Exchange Act.

                         (e)          Access to Books and Records.  SSI shall provide LSI Logic’s internal auditors and their designees access to SSI’s and its Subsidiaries’ books and records so that LSI Logic may conduct reasonable audits relating to the financial statements provided by SSI pursuant hereto as well as to the internal accounting controls and operations of SSI and its Subsidiaries.

                         (f)          Notice of Change in Accounting Principles.  SSI shall give LSI Logic as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date.  SSI shall consult with LSI Logic and, if requested by LSI Logic, SSI shall consult with LSI Logic’s independent public accountants with respect thereto.

                         (g)          Conflict with Third-Party Agreements.  Nothing in Section 3.3 or Section 3.4 shall require either party to violate any confidentiality agreement with any third party; provided, however, that in the event that either party is required under Section 3.3 or Section 3.4 to disclose any such Information, such party shall use all commercially reasonable efforts to seek to obtain such third party’s consent to the disclosure of such Information; and provided further, that if disclosure is required by law, it may be disclosed.

          3.5          Payment of Expenses.  Except as otherwise provided in this Agreement, the Ancillary Agreements or any other agreement between the parties relating to the Separation, SSI and LSI Logic shall each be responsible for their own fees, costs and expenses incurred in connection with the Separation

          3.6          Foreign Subsidiaries.  LSI Logic and SSI shall cause each of their foreign subsidiaries to execute such local transfer agreements, assignments, assumptions, novations and other documents as shall be necessary to carry out the Non-US Plan.

          3.7          Dispute Resolution.

                         (a)          If a dispute, controversy or claim (“Dispute”) arises between the parties relating to the interpretation or performance of this Agreement or the Ancillary Agreements, appropriate senior executives of each party who shall have the authority to resolve the matter shall attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. The initial meeting between the appropriate senior executives shall be referred to herein as the “Dispute Resolution Commencement Date.”  Discussions and correspondence relating to the resolution of such Dispute shall be exempt from discovery or production and shall not be admissible in any court or arbitration proceeding.  If the senior executives are unable to resolve the Dispute within thirty (30) days from the Dispute Resolution Commencement Date, and either party wishes to pursue its rights relating to such Dispute, then the Dispute shall be mediated by a mutually acceptable mediator appointed pursuant to the mediation rules of JAMS/Endispute within thirty (30) days after written notice by one party to the other demanding non-binding mediation.  Neither party may unreasonably withhold consent to the selection of a mediator or the location of the mediation.  The parties shall share the costs of the mediation equally, except that each party shall bear its own costs and expenses, including attorneys’ fees, witness fees, travel expenses, and preparation costs.  The parties may agree to replace mediation with some other form of non-binding or binding alternative dispute resolution.

                         (b)          Any Dispute that the parties cannot resolve through mediation (or other form of non-binding or binding alternative dispute resolution) within ninety (90) days of the Dispute Resolution Commencement Date, unless otherwise mutually agreed, shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association (“AAA”), by three (3) arbitrators in Santa Clara County, California.  Such arbitrators shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the AAA’s Commercial Arbitration Rules.  The arbitrators shall be instructed to prepare and deliver a written, reasoned opinion stating their decision within thirty (30) days of the completion of the arbitration.  The prevailing party in such arbitration shall be entitled to expenses, including costs and reasonable attorneys’ and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation or the Dispute).  The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction.  The use of any alternative dispute resolution procedures shall not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party.

                         (c)          Any Dispute regarding the following is not required to be negotiated, mediated or arbitrated prior to seeking relief from a court of competent jurisdiction:

                                        (i)          breach of any obligation of confidentiality; or

                                        (ii)         any other claim pursuant to which interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others.  However, the parties to the Dispute shall make a good faith effort to negotiate and mediate such Dispute, according to the above procedures, while such court action is pending.

                         (d)          Unless otherwise agreed in writing, the parties shall continue to be bound by and to perform each party’s obligations under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Section 3.7 with respect to all matters not subject to the pending Dispute.

          3.8          Governmental Approvals.  To the extent that the Separation requires any Governmental Approvals, the parties shall use their commercially reasonable efforts to obtain any such Governmental Approvals.

          3.9          No Representation or Warranty.  LSI Logic does not, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to:

                         (a)          the value of any Asset to be contributed or transferred to SSI;

                         (b)          the freedom from encumbrance of any Asset to be contributed or transferred to SSI;

                         (c)          the absence of defenses or freedom from counterclaims with respect to any claim to be transferred to SSI; or

                         (d)          the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any Asset upon its execution, deliver and filing.

          Except as set forth herein or in any Ancillary Agreement, all Assets to be transferred to SSI shall be transferred “AS IS, WHERE IS,” and SSI shall bear the economic and legal risk that any conveyance shall prove to be insufficient to vest in SSI good and marketable title to such Asset, free and clear of any lien, claim, equity or other encumbrance.

          3.10        Cooperation in Obtaining New Agreements.  LSI Logic understands that, prior to the Separation Date, SSI has derived benefits under certain agreements and relationships between LSI Logic and its third-party service providers and suppliers, which agreements and relationships are not being assigned or transferred to SSI in connection with the Separation.  Upon the request of SSI and for a period of one (1) year hereafter, LSI Logic agrees to make introductions of appropriate SSI personnel to LSI Logic’s contacts at such third-party service providers and suppliers and agrees to provide reasonable assistance to SSI so that SSI may enter into agreements or relationships with such third-party service providers and suppliers.

          3.11        Assistance Regarding Consents to Assignment, Delegation or Novation.  LSI Logic understands that certain agreements between LSI Logic and third parties that are being assigned to SSI in connection with the Separation may require the consent of the applicable third party.  Subject to any similar provisions contained in the Ancillary Agreements, LSI Logic shall assist SSI in seeking and obtaining the consent of such third parties to the assignment, delegation or novation of such agreements (to the extent such consents have not been obtained prior to the Separation).

          3.12        Authority.  Each of the parties hereto represents to the other that: (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, the Ancillary Agreements and the exhibits and schedules attached hereto and thereto, (b) the execution, delivery and performance of this Agreement, the Ancillary Agreements that will be signed concurrently herewith and the exhibits and schedules attached hereto and thereto by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, the Ancillary Agreements that will be signed concurrently herewith and the exhibits and schedules attached hereto and thereto, and (d) each of this Agreement, the Ancillary Agreements that will be signed concurrently herewith and the exhibits and schedules attached hereto and thereto is a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

          3.13        Confidentiality of Information.

                         (a)          Confidential Information.  Information shall be deemed to be “Confidential Information” if such Information: (i) is disclosed by one party (the “Disclosing Party”) to the other (the “Receiving Party”), and which, if in written, graphic, machine-readable or other tangible form is marked as “confidential” or “proprietary,” or (ii) is reasonably understood to be proprietary and confidential to either SSI or LSI Logic, or (iii) is otherwise deemed to be “confidential” in this Agreement or the Ancillary Agreements.

                         (b)          Confidential Information Exclusions.  Notwithstanding the provisions of Section 3.13(a), Confidential Information excludes Information that the Receiving Party can demonstrate: (i) was independently developed by the Receiving Party without any use of the Disclosing Party’s Confidential Information or by the Receiving Party’s employees or other agents (or independent contractors hired by the Receiving Party) who have not been exposed to the Disclosing Party’s Confidential Information; (ii) becomes known to the Receiving Party, without restriction, from a source (other than the Disclosing Party) that had a right to disclose it without breach of this Agreement or the Ancillary Agreements; (iii) was in the public domain at the time it was disclosed or enters the public domain through no act or omission of the Receiving Party; or (iv) was rightfully known to the Receiving Party, without restriction, at the time of disclosure.

                         (c)          Confidentiality Obligations.    The Receiving Party shall treat as confidential all of the Disclosing Party’s Confidential Information and shall not use that Confidential Information except as expressly permitted under this Agreement or the Ancillary Agreements.  Without limiting the foregoing, the Receiving Party shall use at least the same degree of care that it uses to prevent the disclosure of its own confidential Information of like importance, but in no event with less than reasonable care, to prevent the disclosure of the Disclosing Party’s Confidential Information.

                         (d)          Residuals.  The restrictions set forth in Section 3.13(c) do not apply to a Receiving Party’s use of Residual Information, and Residual Information is not considered Confidential Information.  “Residual Information” means Information that is retained in the unaided memories of the Receiving Party’s employees who have had access to Confidential Information of the Disclosing Party or which otherwise constitutes the general knowledge or skills of those employees.

                         (e)          Disclosure to LSI Logic or SSI.  Except as explicitly provided in this Agreement, one party shall not disclose to the other party any Information that the Disclosing Party considers Confidential Information prior to obtaining the Receiving Party’s consent to receive such

Information as Confidential Information.  Each party consents to receive any Information that the other party is required to disclose under Section 3.3 or Section 3.4 of this Agreement as Confidential Information.  Any Information disclosed by SSI to LSI Logic, or by LSI Logic to SSI, without that consent is not considered Confidential Information of the Disclosing Party, and the Receiving Party is free to use and disclose that Information without restriction.

                         (f)          Remedies.  Unauthorized use by a party of the other party’s Confidential Information will diminish the value of that Information.  Therefore, if a party breaches any of its obligations with respect to confidentiality or use of Confidential Information, the other party may seek both equitable relief (including injunctive relief) and money damages to protect its interest in that Confidential Information.

                         (g)          Required Disclosure. Notwithstanding anything to the contrary in this Agreement or any Ancillary Agreement, the Receiving Party is permitted to disclose the Disclosing Party’s Confidential Information to the extent required by applicable law or regulation (including, without limitation, any rule, regulation or policy statement of any national securities exchange, market or automated quotation systems on which any of the Receiving Party’s securities are listed or quoted) or under the order or requirement of a court, administrative agency, or other Governmental Authority.  If the Receiving Party must disclose the Disclosing Party’s Confidential Information under the order or requirement of a court, administrative agency, or other Governmental Authority, the Receiving Party shall provide prompt notice thereof to the Disclosing Party and shall use its reasonable efforts to obtain a protective order or otherwise prevent public disclosure of such Information.

                         (h)          Public Announcements.  Neither SSI nor LSI Logic shall make any initial public announcement relating to this Agreement or the Ancillary Agreements until both SSI and LSI Logic approve the timing, form and content of a public announcement, which approval may not unreasonably be withheld or delayed.

ARTICLE IV

MISCELLANEOUS

          4.1          Limitation of Liability.  IN NO EVENT SHALL ANY MEMBER OF THE LSI LOGIC GROUP OR SSI GROUP BE LIABLE TO ANY OTHER MEMBER OF THE LSI LOGIC GROUP OR SSI GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS AS SET FORTH IN THE INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT.

          4.2          Entire Agreement.  This Agreement, the Ancillary Agreements and the exhibits and schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

          4.3          Governing Law.  This Agreement shall be construed in accordance with, and all Disputes hereunder shall be governed by, the laws of the State of California, excluding its conflict of law rules, and the United Nations Convention on Contracts for the International Sale of Goods.  The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Section 3.7 above.

          4.4          Termination.  This Agreement and all Ancillary Agreements may be terminated at any time prior to any issuance of SSI stock to persons other than LSI Logic, LSI Logic Affiliated Companies, or employees, consultants or directors of LSI Logic or SSI by and in the sole discretion of LSI Logic without the approval of SSI.  This Agreement and all Ancillary Agreements may be terminated at any time after any issuance of SSI stock to persons other than LSI Logic, LSI Logic Affiliated Companies, or employees, consultants or directors of LSI Logic or SSI by mutual consent of LSI Logic and SSI.  In the event of termination pursuant to this Section 4.4, no party shall have any liability of any kind to the other party.

          4.5          Notices.  Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties at the following addresses:

                         if to LSI Logic:

                                                  LSI Logic Corporation
                                                  1621 Barber Lane
                                                  Milpitas, CA 95035
                                                  Attention:  General Counsel
                                                  Fax:  (408) 433-6896

                         if to SSI:

                                                  LSI Logic Storage Systems, Inc.
                                                  1621 Barber Lane
                                                  Milpitas, CA 95035
                                                  Attention:  General Counsel
                                                  Fax:  (408) 433-8323

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein.   Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested.  All other notices may also be sent by fax, confirmed by first class mail.  All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

          4.6          Counterparts.  This Agreement, the Ancillary Agreements and the exhibits and schedules attached hereto and thereto may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

          4.7          Binding Effect; Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors in interest, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.  This Agreement may be enforced separately by each member of the LSI Logic Group and each member of the SSI Group.  Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void.  Any permitted assignee shall agree to perform the obligations of the assignor of this Agreement, and this Agreement shall inure to the benefit of and be binding upon any permitted assignee.

          4.8          Severability.  If any term or other provision of this Agreement or the exhibits or schedules attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

          4.9          Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise or waiver of any such right preclude other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement or the exhibits or schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          4.10         Amendment.  No change or amendment shall be made to this Agreement or the exhibits or schedules attached hereto except by an instrument in writing signed on behalf of each of the parties to such agreement.

          4.11         Interpretation.  The headings contained in this Agreement, in any exhibit or schedule attached hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Any capitalized term used in any exhibit or schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement.  When a reference is made in this Agreement to an article, section, exhibit or schedule, such reference shall be to an article or section of, or an exhibit or schedule to, this Agreement, unless otherwise indicated.

          4.12         Conflicting Agreements.  In the event of conflict between this Agreement and any Ancillary Agreement, the provisions of such Ancillary Agreement shall prevail.

ARTICLE V

DEFINITIONS

          5.1          AAA.    “AAA” has the meaning set forth in Section 3.7(b) hereof.

          5.2          Affiliated Company.  “Affiliated Company” of any Person means any entity that controls, is controlled by, or is under common control with such Person; provided, however that neither LSI Logic nor any other entity that is an Affiliated Company of LSI Logic but not a Subsidiary of SSI shall be an “Affiliated Company” of SSI.  As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

          5.3          Ancillary Agreements.    “Ancillary Agreements” means the items and agreements (together with all documents attached thereto) referred to in Section 2.1 and Section 2.3 hereof.

          5.4          Assets.    “Assets” has the meaning set forth in the General Assignment and Assumption Agreement.

          5.5          Confidential Information.    “Confidential Information” has the meaning set forth in Section 3.13(a) hereof.

          5.6          Disclosing Party.    “Disclosing Party” has the meaning set forth in Section 3.13(a) hereof.

          5.7          Dispute.    “Dispute” has the meaning set forth in Section 3.7(a) hereof.

          5.8          Dispute Resolution Commencement Date.    “Dispute Resolution Commencement Date” has the meaning set forth in Section 3.7(a) hereof.

          5.9          Exchange Act.    “Exchange Act” means Securities Exchange Act of 1934, as amended.

          5.10        Governmental Approvals.    “Governmental Approvals” means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

          5.11        Governmental Authority.    “Governmental Authority” means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

          5.12        Information.    “Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

          5.13        Liabilities.    “Liabilities” has the meaning set forth in the General Assignment and Assumption Agreement.

          5.14        LSI Logic Group.    “LSI Logic Group” means LSI Logic, each Subsidiary and Affiliated Company of LSI Logic (other than any member of the SSI Group) immediately after the Separation Date and each Person that becomes a Subsidiary or Affiliated Company of LSI Logic after the Separation Date.

          5.15        LSI Logic’s Auditors.    “LSI Logic’s Auditors” has the meaning set forth in Section 3.4(a) hereof.

          5.16        Non-US Plan.    “Non-US Plan” has the meaning set forth in Section 2.3 hereof.

          5.17        Person.    “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          5.18        Receiving Party.    “Receiving Party” has the meaning set forth in Section 3.13(a) hereof.

          5.19        Residual Information.    “Residual Information” has the meaning set forth in Section 3.13(d) hereof.

          5.20        Sarbanes-Oxley Act.    “Sarbanes-Oxley Act” has the meaning set forth in Section 3.3(b) hereof.

          5.21        Separation.    “Separation” has the meaning set forth in the Recitals hereof.

          5.22        Separation Date.    “Separation Date” has the meaning set forth in Section 1.1 hereof.

          5.23        SSI Assets.    “SSI Assets” has the meaning set forth in the General Assignment and Assumption Agreement.

          5.24        SSI Group.    “SSI Group” means SSI, each Subsidiary and Affiliated Company of SSI immediately after the Separation Date and each Person that becomes a Subsidiary or Affiliated Company of SSI after the Separation Date.

          5.25        SSI’s Auditors.    “SSI’s Auditors” has the meaning set forth in Section 3.4(a) hereof.

          5.26        Subsidiary.  “Subsidiary” of any Person means a corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

          5.27        WSGR.    “WSGR” has the meaning set forth in Section 1.2 hereof.

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          IN WITNESS WHEREOF, the parties have signed this Master Separation Agreement effective as of the date first set forth above.

LSI LOGIC CORPORATION		LSI LOGIC STORAGE SYSTEMS, INC.

By:	/s/ WILFRED J. CORRIGAN	By:	/s/ THOMAS GEORGENS

Name:	Wilfred J. Corrigan	Name:	Thomas Georgens

Title:	Chairman/C.E.O.	Title:	President

[SIGNATURE PAGE TO MASTER SEPARATION AGREEMENT]